Joint Filer Information

NAME: GLG Partners Limited
----

ADDRESS:  c/o GLG Partners LP
--------  1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP
----------------

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)
------------------------

DATE OF EVENT REQUIRING STATEMENT: April 15, 2009
---------------------------------

SIGNATURE:

                  By: /s/ Victoria Parry
                      -------------------------
                      Name: Victoria Parry
                      Title:  Senior Legal Counsel of GLG Partners LP

                  By: /s/ Emmanuel Roman
                      -------------------------
                      Name: Emmanuel Roman
                      Title:  Managing Director


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                             Joint Filer Information

NAME: GLG Partners Inc.
----
ADDRESS:  c/o GLG Partners LP
--------  1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP
----------------

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)
------------------------

DATE OF EVENT REQUIRING STATEMENT: April 15, 2009
---------------------------------

SIGNATURE:


                  By: /s/ Alejandro R. San Miguel
                      ----------------------------
                      Name: Alejandro R. San Miguel
                      Title: General Counsel and Corporate Secretary